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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the GenQuest 1996 Stock Option Plan, of Corixa Corporation of our report dated January 28, 1998 with respect to the consolidated financial statements of Corixa Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                              Ernst & Young LLP
Seattle, Washington
November 6, 1998